                                                                   EXHIBIT 10(t)

                          Second Amended and Restated
                     Employment Agreement for Kevin Relyea


     This Second Amended and Restated Employment Agreement ("Agreement") is entered into as of July 13, 2000, by and between Kevin Relyea ("Executive") and Prandium, Inc., a Delaware corporation ("Prandium", formerly known as Koo Koo Roo Enterprises, Inc., ("KKRE", formerly known as Family Restaurants, Inc. ("FRI"))), Chi-Chi's, Inc., a Delaware corporation ("Chi-Chi's"), and Koo Koo Roo, Inc., a Delaware corporation ("KKR") (Prandium, KKRE, Chi-Chi's, and KKR are hereinafter collectively referred to as "the Company").

                                    RECITALS
                                    --------

A. Executive and FRI, Chi-Chi's and El Torito Restaurants, Inc. ("El Torito") entered into that certain employment agreement dated January l, 1996 ("Original Agreement") which Original Agreement set forth the terms of Executive's employment until January l, 1999.

B. On December 15, 1997, the Boards of Directors of FRI, Chi-Chi's and El Torito amended the Original Agreement to (i) provide Executive with five percent (5%) salary increases on January 1, 1998 and January l, 1999; and
     (ii) extend the term of employment covered by the Original Agreement until January l, 2000.

C. On November 9, 1998, Executive and KKRE, Chi-Chi's, El Torito and KKR amended and restated the Original Agreement to provide for various modifications to the Original Agreement, such that the Original Agreement was superseded by such amended and restated Agreement (the "First Restated Agreement").

D. Executive and the Company now desire to amend and restate the First Restated Agreement to provide for various modifications as more particularly set forth below, such that the First Restated Agreement shall be superseded by this Agreement.

E. Now, therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS
                                   ----------

1.   POSITION AND DUTIES
     -------------------

     (a) The Company hereby agrees to employ Executive, and Executive hereby accepts and agrees to employment by the Company, on the terms and conditions set forth herein.

     (b) Executive will hold the positions and titles of President, Chief Executive Officer ("CEO"), and Chairman of Prandium, CEO of Chi-Chi's, and CEO of KKR from the date of this Agreement and for the period of time specified in this Agreement.

         Executive reports to the Board of Directors (the "Board") of Prandium and will assist the Board in developing and implementing Prandium's ongoing business strategy and objectives, including those of its subsidiaries, Chi-Chi's and KKR. The Executive may have additional powers and duties as prescribed from time to time by the Board.

     (c) Executive agrees to devote all of his business time, skill, attention, and best efforts to the Company's business and to discharge and fulfill the responsibilities assigned to him by the Company during his employment under this Agreement. Executive further agrees that he will not render business services to any other person or entity without the prior written consent of the Company, and that he will not engage in any activity which conflicts or interferes with the performance of the duties and responsibilities of his position. Unless a conflict of interest occurs, as determined by the Board, Executive shall be allowed to serve as a member of the Board of Directors of at least one other company. Nothing herein shall preclude Executive from engaging, consistent with his duties and responsibilities hereunder, in charitable and community affairs.

2.   TERM OF EMPLOYMENT
     ------------------

     This Agreement covers the Executive's employment with the Company from the date of this Agreement ("Effective Date") through December 31, 2002 ("Period of Employment"), provided however, subject to Section 5 hereof, the term of this Agreement shall automatically be extended from day to day so that it always has a remaining term of two years.

3.   LOCATION
     --------

     Executive will be based at the Company's executive offices in Irvine, California, and will be expected to travel to the Company's offices and restaurants at other locations as needed for the performance of his duties and responsibilities.

4.   COMPENSATION AND BENEFITS
     -------------------------

     (a)  Salary
          ------

     During the Period of Employment, in consideration of services to be rendered, Executive will be paid an annual base salary as follows:

          (i)        January 1, 2000 - December 31, 2000:   $498,750
          (ii)       January 1, 2001 - December 31,2001:    $523,687
          (iii)      January 1, 2002 - December 31, 2002:   $549,871

     Executive's annual base salary shall be earned and paid in equal bi-weekly installments, less any deductions required by law, pursuant to the procedures regularly established by the Company.

Executive may be eligible for other periodic increases in base salary as determined by the Board in its sole and absolute discretion. During the term of this Agreement, effective each January 1, beginning January 1, 2003, Executive shall receive a five percent increase in his base salary.

     (b)  First Stay Bonus
          ----------------

     Upon the signing and closing of a sale of El Torito, the Company shall pay Executive a one-time cash bonus in an amount equal to $800,000. Such bonus shall be paid to Executive in a lump sum within 30 days of the closing of such sale of El Torito.

     (c)  Second Stay Bonus
          -----------------

     If Executive (i) is employed by the Company on March 1, 2002, (ii) is terminated without Cause (as hereinafter defined) by the Company prior to March 1, 2002, or (iii) terminates his employment hereunder for Good Reason (as hereinafter defined) prior to March 1, 2002, the Company shall pay Executive a bonus in an amount equal to $1,000,000. If Executive is entitled to receive such bonus pursuant to Section 4(c)(i), such bonus shall be paid to Executive in a lump sum payment within 30 days of March 31, 2002 and if Executive is entitled to receive such bonus pursuant to either Section 4(c)(ii) or 4(c)(iii), such bonus shall be paid to Executive in a lump sum payment within 30 days of such termination of employment.

     (d)  Annual Incentive Compensation
          -----------------------------

     During the Period of Employment, the Executive will participate in the Company's Management Incentive Compensation Plan (the "Bonus Plan") as currently established and as modified from time to time. Under the terms of the current Bonus Plan, Executive's annual incentive award is based upon one or more performance measures, such as Company sales performance, Company EBITDA performance, and personal objectives. Executive will have an annual target incentive equal to 80% of his annual base salary. Actual incentives payable will be determined by the terms of the Bonus Plan or successor plans. The Company reserves the right to modify, amend, or discontinue the Bonus Plan at any time; however, if the Bonus Plan is discontinued, it is expected that a comparable annual incentive plan, as agreed to by the Executive and the Company, will be implemented in its place.

     (e) Long Term Incentive Compensation
         --------------------------------

     The Executive will be eligible to participate in the Company's long term incentive plan and shall be granted stock options thereunder as approved by Prandium's Board. With regard to any grant(s) of stock options, notwithstanding the vesting provisions of such grant(s) or the provisions of the stock incentive plan, all options granted to Executive shall immediately vest upon (i) any "Change of Control" as defined in the Indenture, dated January 27, 1994, between FRI, as issuer, and IBJ Schroder Bank & Trust Company, as trustee, or (ii) any termination without Cause, or (iii) any termination for "Good Reason" (as defined below).

     (f)  Benefits
          --------

     During the Period of Employment, Executive will be entitled to participate in the Company's standard medical, dental, life, accident, disability, retirement plans, QRC privileges, and similar benefit plans as shall be generally available to executive employees of the Company from time to time.

     (g)  Vacation
          --------

     During the Period of Employment, the Executive will receive Company paid vacation time off in accordance with the Company's policies and procedures, as may be amended from time to time, in the amount of six (6) weeks vacation per year.

     (h)  Car Allowance
          -------------

     During the Period of Employment, the Company will provide Executive with a car allowance in accordance with the Company's policies and procedures, as may be amended from time to time, and which currently provide Executive with an allowance of Eighteen Thousand Dollars ($18,000.00) per year.

     (i)  Expenses
          --------

     During the Period of Employment, the Company will reimburse Executive for travel, lodging, entertainment, and other reasonable business expenses incurred by him in the performance of his duties in accordance with the Company's general policies, as may be amended from time to time.

5.   TERMINATION OF EMPLOYMENT
     -------------------------

     The Period of Employment shall terminate:

     (a)  By Death or Disability
          ----------------------

     Employment will terminate automatically upon the death of Executive or when Executive begins to receive benefits under the Company's Long Term Disability Plan. In such cases, the Company will pay the Executive or his Estate:

          (i) the salary to which he is entitled through the date of termination; and

          (ii) a pro rata portion of the Executive's annual incentive award, if any, to which he is entitled through the date of termination.

     After payment of termination benefits, the Company's obligations under this Agreement will then cease.

     (b)  By the Company for Cause
          ------------------------

     The Company may terminate, without liability, the Period of Employment for "Cause" (as defined below) at any time and without notice. In such event, the Company will pay the Executive the salary and benefits to which he is entitled through the date of termination and thereafter the Company's obligations will cease. The Executive will not be entitled to any annual incentive award for the period in which Termination for Cause occurs.

     Termination shall be for "Cause" if the Executive:

          (i) willfully breaches significant and material duties he is required to perform or any of the material terms and conditions of this Agreement;

          (ii) willfully and intentionally commits a material act of fraud, dishonesty, misrepresentation or other act of moral turpitude;

          (iii) is convicted of a felony, whether or not committed during the Period of Employment or in the course of employment hereunder;

          (iv) exhibits gross negligence in the performance of his duties, including, without limitation, the refusal to perform or carry out the resolutions or directives of the Board of Directors of the Company that are enacted by majority vote;

          (v) is ordered removed from employment with the Company by a regulatory or other governmental agency pursuant to applicable law.

     (c)  By the Company Without Cause
          ----------------------------

     The Company may, upon two weeks' written notice, terminate the employment of the Executive, at any time, for any reason, without Cause and without liability. If Executive's employment is terminated without Cause by the Company as described in the preceding sentence:

          (i) The Company will pay the Executive his base salary and car allowance at the rate in effect at the time of termination for two (2) years from the date of termination;

          (ii) The Company shall pay the Executive annual incentive award amounts equal to the amount of annual incentive earned by the Executive in the previous fiscal year for two (2) years; and,

          (iii) The Company will continue to cover the Executive in the Company's benefit programs for two (2) years from the date of termination.

     The Company may elect, in its sole and absolute discretion, to pay severance payments, exclusive of benefit programs, in a lump sum equal to the present value of the future monthly payments (assuming a 7% discount rate).

     After payment of termination benefits, the Company's obligations under this Agreement will then cease.

     (d)  Voluntary Termination
          ---------------------

     The Executive may terminate employment at any time by giving the Company one (1) month's advance written notice of such termination. In this event, the Company will pay the salary and benefits to which the Executive is entitled through the end of the notice period, and thereafter the Company's obligations under this Agreement will cease. The Executive will not be entitled to any annual incentive or long term incentive grant for the year in which he terminates his employment.

     (e)  Termination for "Good Reason"
          ----------------------------

     The Executive may also terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) any assignment to the Executive of duties without his consent other than those contemplated by this Agreement or in accordance with those typically assumed by a President, CEO and Chairman or which represent a material reduction in the scope and authority of Executive's position;

          (ii) a Company required relocation of Executive's principal place of work which requires an increase in Executive's normal commute of more than 50 miles which is not agreed to by Executive; or,

          (iii) any reduction in annual base salary below the amounts set forth in Section 4(a) per relevant year which is not agreed to by Executive.

     If Executive terminates employment for Good Reason, the Company will pay the Executive:

          (x) his base salary and car allowance at the rate in effect at the time of termination for two (2) years from the date of termination;

          (y) The Company shall pay the Executive annual incentive award amounts equal to the amount of annual incentive earned by the Executive in the previous fiscal year for two (2) years;

          (z) The Company will continue to cover the Executive in the Company's benefit programs for two (2) years from the date of termination.

     The Company may elect, in its sole and absolute discretion, to pay severance payments exclusive of benefit programs in a lump sum equal to the present value of the future monthly payments (assuming a 7% discount rate). After payment of termination benefits, the Company's obligations under this Agreement will then cease.

6.   PROPRIETARY INFORMATION
     -----------------------

     Executive understands that, by virtue of Executive's employment with the Company, Executive will acquire and be exposed to Proprietary Information (defined below). "Proprietary Information" means all ideas, information and materials, tangible or intangible, not generally known to the public or restaurant industry executives, relating in any manner to the business of the Company, affiliates, personnel (including partners, principals, employees and contractors), clients or others with whom it does business that Executive learns of or acquires during the period of Executive's employment with the Company. Proprietary Information includes, but is not limited to, manuals, documents, computer programs, compilations of technical, financial, legal or other data, client or prospective client lists, names of suppliers, specifications, designs, business or marketing plans, forecasts, financial information, work in progress, and other technical or business information.

     Executive agrees to hold in trust and confidence all Proprietary Information during Executive's employment with the Company and for two (2) years immediately following the termination of Executive's employment with the Company. Executive shall not disclose any Proprietary Information to anyone outside the Company without the approval of the Board or use any Proprietary Information for any purpose other than for the benefit of the Company as required by Executive's authorized duties for the Company as an employee. For two (2) years immediately following the termination of Executive's employment with the Company, Executive shall not use Proprietary Information for any purpose. Upon termination of employment, Executive shall not retain or take with Executive any Proprietary Information in a Tangible Form (defined below), and Executive shall immediately deliver to the Company any Proprietary Information in a Tangible Form that Executive may then or thereafter hold or control, as well as all other property, equipment, documents or things that Executive was issued or otherwise received or obtained during Executive's employment with the Company. "Tangible Form" includes ideas, information or materials in written or graphic form, on a computer disc or other medium, or otherwise stored in or available through electronic or other form.

7.   NON-SOLICITATION
     ----------------

     (a) During Executive's employment with the Company and for one (1) year immediately following the termination of Executive's employment with the Company, Executive shall not, directly or indirectly, (i) solicit, induce, or attempt to solicit or induce, any person known to Executive to be an employee of the Company or any of its affiliates (each such person, a "Company

Person"), to terminate his or her employment or other relationship with the Company or such affiliate for the purpose of associating with (A) any entity of which Executive is or becomes a partner, stockholder, member, officer, director, principal, agent, trustee or consultant, or (B) any competitor of the Company or any such affiliate or (ii) otherwise encourage any Company Person to terminate his or her employment or other relationship with the Company or such affiliate for any other purpose or no purpose.

     (b) If the Total Payments (as defined below) are subject to the Excise Tax (as defined below) in accordance with the provisions of Section 15 hereof, the Company shall have the right to purchase from Executive, and Executive shall comply for a period of one year (in addition to the one year non-solicitation period set forth in Section 7(a) hereof) with the terms and conditions of, a nonsolicitation agreement in lieu of some portion of the severance payments Executive is otherwise entitled to receive hereunder. Such agreement shall provide Executive with payments and benefits, payable over the term of the agreement, the present value of which will be determined at such time.

8.   ASSIGNMENT
     ----------

     The Executive's rights and obligations under this Agreement may not be assigned, and any attempted assignment shall be null and void. Subject to the termination provisions herein, the Company may assign this Agreement, but only to a successor or affiliated organization.

9.   NOTICES
     -------

     All notices referred to in this Agreement shall be in writing and delivered to the Company at its principal address, 18831 Von Karman Avenue, Irvine, California 92612, or to the Executive at 17403 Tam O'Shanter Drive, Poway, California 92064.

10.  ENTIRE AGREEMENT
     ----------------

     The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement provided, however, the terms of benefit plans and long term incentive plans referred to herein may require referral to such documents. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

11.  AMENDMENTS AND WAIVERS
     ----------------------

     This Agreement may not be modified, amended, or terminated except in writing, signed by the Executive and by a duly authorized representative of the Company other than the Executive. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof.

12.  SEVERABILITY AND ENFORCEMENT
     ----------------------------

     If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force and effect.

13.  GOVERNING LAW
     -------------

     This Agreement shall be interpreted and construed in compliance with the laws of the State of California, unless a superseding Federal law is applicable.

14.  ARBITRATION
     -----------

     The parties agree that any disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive's employment with the Company, the termination of that employment or any other dispute by and between the parties or their successors or assigns, will be submitted to binding arbitration in Los Angeles, California, according to the rules and procedures of the American Arbitration Association and California Code of Civil Procedure Section 1283.05. Until any dispute hereunder is resolved, the Company shall pay all fees and expenses of the Arbitrator and shall pay to Executive all reasonable expenses and legal fees incurred by Executive in connection with such arbitration. In addition, until any dispute hereunder is resolved, the Company shall continue to pay Executive his full compensation at the rate in effect and shall continue him as a participant in all compensation, benefit and insurance plans in which he was participating prior to such dispute. Such payments shall be made within five (5) days after the Executive's request for payment, accompanied with such evidence of fees and expenses incurred as the Company may reasonably require.
If the Company substantially prevails on substantially all of the claims at arbitration, the Company shall be entitled to recover (i) its costs and expenses including the reasonable fees of its attorneys and the legal fees and expenses of Executive paid by the Company in the arbitrated dispute from Executive and
(ii) that portion of Executive's base salary that accrued and was paid to Executive following termination of employment. Such payments shall be made within five (5) days after the Company's request for payment, accompanied with such evidence of fees and expenses as Executive may reasonably request. This arbitration obligation extends to any and all claims that may arise by and between the parties or their successors, assigns or affiliates, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of any collective bargaining agreement, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, inf1iction of emotional distress, disability, loss of earning, and claims under the California constitution, the United States Constitution, and applicable state and federal fair state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Acts, as amended, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, and the Age Discrimination in Employment Act of 1967.

15.  280G GROSS-UP
     -------------

     If any of the Total Payments (as hereinafter defined) will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), the Company shall pay to Executive, no later than the tenth (10th) day following the termination of employment, an additional amount (the "Gross-Up Payment") such that the net amount retained by him, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and excise tax upon the payment provided for by this Paragraph, shall be equal to the Total Payments. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all payments or benefits received or to be received by Executive in connection with a Change in Control or the termination of Executive's employment (whether payable pursuant to the terms of this Agreement or of any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change in Control or any person affiliated (or which, as a result of the completion of the transac tions causing a Change in Control, will become affiliated) with the Company or such person within the meaning of Section 1504 of the Code (the "Total Payments")) shall be treated as "parachute payments" (within the meaning of
Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of Section 280G(b)(1) of the Code) shall be treated as subject to the Excise Tax, unless in the opinion of such tax counsel such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code, or are not otherwise subject to the Excise Tax, and
(ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the residence of Executive on the date of termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

16.  CONSULTING AND NON-COMPETITION
     ------------------------------

     If the Total Payments are subject to the Excise Tax in accordance with the above provisions of Section 15, the Company may offer Executive a consulting and non-competition agreement in lieu of some portion of the severance payments Executive is otherwise entitled to receive hereunder. Such agreement shall provide Executive with payments and benefits, payable over the term of the agreement, the present value of which will be determined at such time.

     In witness whereof, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.


  /S/ Kevin Relyea
- ----------------------------------------
Kevin Relyea



Prandium, Inc.


By:    /S/  Robert T. Trebing, Jr.
     -----------------------------------
     Robert T. Trebing, Jr.
     Executive Vice President and CFO



Chi-Chi's, Inc.                            Koo Koo Roo, Inc.


By:   /S/  Robert T. Trebing, Jr.          By: /S/  Robert T. Trebing, Jr.
     --------------------------------         --------------------------------
      Robert T. Trebing, Jr.                   Robert T.Trebing, Jr.
      Vice President                           Vice President